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         Exhibit 11 - EARNINGS PER SHARE CALCULATION
         HUDSON FOODS INC. AND SUBSIDIARIES
        (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
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
                                              THREE MONTHS ENDED
                                         JANUARY 1,         JANUARY 2,
                                            1994               1993
Net income                                   $6,095             $4,273
Interest on convertible
  subordinated debentures
  net of income taxes                           217                930
                                         ----------         ----------
Adjusted net income                          $6,312             $5,203
                                         ==========         ==========
Primary earnings per share:
Weighted average number of
  common shares outstanding              16,191,741         13,988,414
Weighted average number of
  common shares contingently
  issuable                                      --              35,603
Common stock equivalents:
  Dilutive options                          342,679            321,825
                                         ----------         ----------
Weighted average number of
  common and common equivalent
  shares                                 16,534,420         14,345,842
                                         ==========         ==========
Primary earnings per share                     $.37               $.30
                                         ==========         ==========
Fully diluted earnings
  per share:
Weighted average number of
  common shares outstanding              16,191,741         13,988,414
Weighted average number of
  common shares contingently
  issuable                                     --               35,603
Common stock equivalents:
  Dilutive options                          342,679            470,493
Convertible subordinated
  debentures                                830,286          3,479,102
                                         ----------         ----------
Weighted average number of
  common and common equivalent
  shares                                 17,364,706         17,973,612
                                         ==========         ==========
Fully diluted earnings per
  share                                        $.36              $ .29
                                         ==========         ==========
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